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                                                                    EXHIBIT 10.3

ANALYST CONTACT:                                MEDIA CONTACT:
Stephen J. Tober                                Leslie Bedford
SPR Inc.                                        SPR Inc.
Chief Operating Officer                         630.575.6229
630.575.6200


                    SPR INC. ANNOUNCES STOCK REPURCHASE PLAN

Oak Brook, Illinois, March 17, 1999 - SPR Inc. (Nasdaq: SPRI) announced today that it plans to repurchase up to 1.5 million of its shares of common stock under a stock repurchase program approved by its Board of Directors on March 16, 1999. SPR currently has approximately 13.8 million shares of common stock outstanding. Subject to applicable securities laws, purchases will be made in the open market, through negotiated or block transactions, at such prices and times as determined by the Company.

"This is a clear indication that we remain confident in the prospects for our business, despite a temporary delay in IT spending by some of our major clients," said SPR Inc. Chairman and CEO Rob Figliulo.

Steve Tober, Chief Operating Officer said, "Our healthy balance sheet enables us to execute this share repurchase program during this period, while we refocus our business plan on our ability to respond to our clients' long-term IT service requirements. We plan to deploy our temporarily unassigned consultants in new business opportunities as quickly as possible, based upon our 26-year history of success in meeting the changing IT needs of the marketplace."

Founded in 1973 and headquartered in the Chicago area, SPR Inc. provides Fortune 1000 companies with information technology services. These services include General Consulting as well as five outsourcing services: Software Modernization, Mass Change, Application Management, Information Delivery, and Software Quality Services. The outsourcing services help clients derive maximum value from their existing information technology investment with comprehensive solutions for maintaining, improving, and transitioning legacy systems. SPR has offices in Oak Brook, IL; Dallas: Milwaukee; and Tulsa.

Statements in this report that are not strictly historical are "forward-looking" statements, which are subject to risk and uncertainty. Factors which cause actual results to differ materially include, but are not limited to, business conditions, competition, the successful management of projects, unexpected termination of projects, attracting and retaining highly skilled employees and various other factors which involve risk and uncertainty detailed in the company's prospectus filed with the Securities and Exchange Commission.